As filed with the Securities and Exchange Commission on August 9, 2002.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SELECT MEDICAL CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	4716 Old Gettysburg Road P. O. Box 2034 Mechanicsburg, Pennsylvania 17055 (Address of principal executive offices)(Zip Code)	23-2872718 (I.R.S. Employer Identification No.)

SELECT MEDICAL CORPORATION
SECOND AMENDED AND RESTATED
1997 STOCK OPTION PLAN

(Full Title of the Plans)

Michael E. Tarvin, Esq.
General Counsel
Select Medical Corporation
4716 Old Gettysburg Road
P. O. Box 2034
Mechanicsburg, Pennsylvania 17055
(Name and address of agent for service)
(717) 972-1100
(Telephone number, including area code, of agent for service)

With a Copy to:

Carmen J. Romano, Esq.
Dechert
4000 Bell Atlantic Tower
1717 Arch Street
Philadelphia, Pennsylvania 19103
(215) 994-4000

CALCULATION OF REGISTRATION FEE

Title Of		Proposed	Proposed
Securities	Amount	Maximum	Maximum	Amount Of
To Be	To Be	Offering	Aggregate	Registration
Registered	Registered	Price Per Share(1)	Offering Price(1)	Fee

Common Stock of Select Medical Corporation, par value $.01 per share to be issued under the Plan	5,419,102 shares	$14.32 (1)	$77,601,541 (1)	$7,139.34

Common Stock of Select Medical Corporation, par value $.01 per share, to be issued under the Plan	602,238 shares	$14.595 (2)	$8,789,664 (2)	$808.65

TOTAL	6,021,340 shares		$86,391,205	$7,947.99

(1)	The registration fee for the shares of Common Stock to be issued pursuant to outstanding options already granted under the Select Medical Corporation Second Amended and Restated 1997 Stock Option Plan (the “Plan”) was calculated in accordance with Rule 457(h) of the Securities Act, based upon the weighted average price per share at which the options may be exercised.

(2)	The registration fee for the shares of Common Stock to be issued pursuant to options reserved but not yet granted under the Plan was calculated in accordance with Rule 457 (c) of the Securities Act, based upon the average of the high and low trading prices of our Common Stock on August 8, 2002.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         This Registration Statement is filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering additional shares of Common Stock of the Registrant in connection with the Select Medical Corporation Second Amended and Restated 1997 Stock Option Plan (the “Plan”). A registration statement on Form S-8, file number 333-58424 (the “Prior Registration Statement”) was filed on April 6, 2001 for Common Stock of the Registrant to be offered under the Plan and is currently effective. The contents of the Prior Registration Statement, to the extent not amended by this Registration Statement, are hereby incorporated by reference.

Item 8. Exhibits.

         The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit Number	Description

4.1	The relevant portions of the Registrant’s Restated Certificate of Incorporation defining the rights of holders of Common Stock, incorporated herein by reference to Exhibit 3.1 to the registration statement on Form S-1 (File No. 333-48856), as amended.

4.2	Amended and Restated Bylaws of the Registrant, incorporated herein by reference to Exhibit 3.2 to the Registrant’s Form 10-K (File No. 000-32499) filed March 5, 2002.

4.3	Amendment No. 1 to the Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.3 to the Registrant’s Form 10-K (File No. 000-32499) filed March 5, 2002.

4.4	Amendment No. 2 to the Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.4 to the Registrant’s Form 10-K (File No. 000-32499) filed March 5, 2002.

5.1	Opinion of Dechert (counsel to the Registrant).

23.1	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney (included on signature page).

SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mechanicsburg, Commonwealth of Pennsylvania, on this 9th day of August, 2002.

SELECT MEDICAL CORPORATION

By:	/s/ Robert A. Ortenzio

Robert A. Ortenzio Chief Executive Officer and President

POWER OF ATTORNEY

         KNOW TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rocco A. Ortenzio, Robert A. Ortenzio and Michael E. Tarvin, each and individually, his attorneys-in-fact, with full power of substitution and resubstitution, for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement and to file the same with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each such attorney-in-fact, or his agent or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date indicated.

/s/ Robert A. Ortenzio Robert A. Ortenzio	Director, Chief Executive Officer and President (principal executive officer)	August 9, 2002 Date

/s/ Rocco A. Ortenzio Rocco A. Ortenzio	Executive Chairman and Director	August 9, 2002 Date

/s/ Martin F. Jackson Martin F. Jackson	Chief Financial Officer (principal financial officer)	August 9, 2002 Date

/s/ Scott A. Romberger Scott A. Romberger	Chief Accounting Officer(principal) accounting officer)	August 9, 2002 Date

/s/ Russell L. Carson Russell L. Carson	Director	August 9, 2002 Date

/s/ Bryan C. Cressey Bryan C. Cressey	Director	August 2, 2002 Date

David S. Chernow	Director	Date

/s/ James E. Dalton, Jr. James E. Dalton, Jr.	Director	August 1, 2002 Date

Meyer Feldberg	Director	Date

/s/ Leopold Swergold Leopold Swergold	Director	August 5, 2002 Date

/s/ LeRoy S. Zimmerman LeRoy S. Zimmerman	Director	August 9, 2002 Date

EXHIBIT INDEX

Exhibit No.	Document

4.1	The relevant portions the Registrant’s Restated Certificate of Incorporation defining the rights of holders of Common Stock, incorporated herein by reference to Exhibit 3.1 to the registration statement on Form S-1 (File No. 333-48856), as amended.

4.2	Amended and Restated Bylaws of the Registrant, incorporated herein by reference to Exhibit 3.2 to the Registrant’s Form 10-K (File No. 000-32499) filed March 5, 2002.

4.3	Amendment No. 1 to the Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.3 to the Registrant’s Form 10-K (File No. 000-32499) filed March 5, 2002.

4.4	Amendment No. 2 to the Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.4 to the Registrant’s Form 10-K (File No. 000-32499) filed March 5, 2002.

5.1	Opinion of Dechert (counsel to the Registrant)

23.1	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included on signature page)